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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                       EXHIBIT 11
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COMPUTATION OF EARNINGS PER SHARE
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


                                                For Six Months Ended June 30,
                                                   1999               1998
                                               -----------        -----------

Net Income                                     $12,367,601        $10,417,927
                                               ===========        ===========

Computation of average
shares outstanding

            Shares outstanding at
            beginning of year                    8,697,261          8,144,461

            Additional shares deemed
            outstanding because of
            stock dividends                             --            516,035

            Additional shares deemed
            outstanding because of
            stock splits                         8,758,499          8,671,967

            Shares issued during the
            year times average time
            outstanding during the year             64,444             11,471
                                               -----------        -----------

Average basic shares outstanding                17,520,204         17,343,934
                                               -----------        -----------

Dilutive shares                                     98,733            222,001

                                               -----------        -----------
Average diluted shares outstanding              17,618,937         17,565,935
                                               -----------        -----------

Basic earnings per share                       $      0.71        $      0.60
                                               ===========        ===========


Diluted earnings per share                     $      0.70        $      0.59
                                               ===========        ===========


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